                                                                     EXHIBIT 4.5




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                    SUBMICRON SYSTEMS CORPORATION, as Issuer,

                                       and

               UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


                              --------------------

                                    INDENTURE

                        Dated as of             , 1997

                              --------------------

                                   $8,692,028

                   8% Convertible Subordinated Notes Due 2002




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
                                TABLE OF CONTENTS

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                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01.     Definitions............................................................................  1
         Section 1.02.     Other Definitions......................................................................  5
         Section 1.03.     Incorporation by Reference of Trust Indenture Act......................................  5
         Section 1.04.     Rules of Construction..................................................................  5

                                    ARTICLE 2
                                    THE NOTES

         Section 2.01.     Dating; Incorporation of Form in Indenture.............................................  6
         Section 2.02.     Execution and Authentication...........................................................  6
         Section 2.03.     Registrar and Paying Agent.............................................................  7
         Section 2.04.     Paying Agent to Hold Money in Trust....................................................  7
         Section 2.05.     Noteholder Lists.......................................................................  8
         Section 2.06.     Transfer and Exchange..................................................................  8
         Section 2.07.     Replacement Notes......................................................................  8
         Section 2.08.     Outstanding Notes......................................................................  9
         Section 2.09.     Temporary Notes........................................................................  9
         Section 2.10.     Cancellation...........................................................................  9
         Section 2.11.     Deposit of Moneys......................................................................  9
         Section 2.12.     CUSIP Number..........................................................................  10
         Section 2.13.     Maintenance of Office or Agency.......................................................  10

                                    ARTICLE 3
                                   REDEMPTION

         Section 3.01.     Optional Redemption...................................................................  10
         Section 3.02.     Selection by Trustee of Notes to Be Redeemed..........................................  11
         Section 3.03.     Notice of Redemption..................................................................  11
         Section 3.04.     Effect of Notice of Redemption........................................................  11
         Section 3.05.     Deposit of Redemption Price...........................................................  12
         Section 3.06.     Notes Redeemed in Part................................................................  12

                                    ARTICLE 4
                                    COVENANTS

         Section 4.01.     Payment of Notes......................................................................  12
         Section 4.02.     Bond Representation...................................................................  12


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
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

                                    ARTICLE 5
                               SUCCESSOR CORPORATION.............................................................  13

         Section 5.01.     Successor Person Substituted..........................................................  13

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

         Section 6.01.     Events of Default.....................................................................  14
         Section 6.02.     Acceleration..........................................................................  15
         Section 6.03.     Other Remedies........................................................................  15
         Section 6.04.     Waiver of Past Defaults and Events of Default.........................................  16
         Section 6.05.     Control by Majority...................................................................  16
         Section 6.06.     Limitation on Suits...................................................................  16
         Section 6.07.     Rights of Holders to Receive Payment..................................................  17
         Section 6.08.     Collection Suit by Trustee............................................................  17
         Section 6.09.     Trustee May File Proofs of Claim......................................................  17
         Section 6.10.     Priorities............................................................................  17
         Section 6.11.     Undertaking for Costs.................................................................  18
         Section 6.12.     Restoration of Rights and Remedies....................................................  18

                                    ARTICLE 7
                                   CONVERSION

         Section 7.01.     Conversion of Notes into Common Stock.................................................  18
         Section 7.02.     Reservation of Commission Shares......................................................  20
         Section 7.03.     Adjustment to Conversion Price........................................................  20
         Section 7.04.     Notices to Holders Prior to Taking Certain Types of Action............................  24
         Section 7.05.     Holders Not Entitled to Rights as Stockholders........................................  25
         Section 7.06.     Compliance with Governmental Requirements.............................................  25
         Section 7.07.     Payment of Taxes Upon Certificates for Shares Issued Upon Conversion..................  25
         Section 7.08.     Trustee's Duties with Respect to Conversion Provisions................................  25

                                    ARTICLE 8
                                     TRUSTEE

         Section 8.01.     Duties of Trustee.....................................................................  26
         Section 8.02.     Rights of Trustee.....................................................................  27
         Section 8.03.     Individual Rights of Trustee..........................................................  27
         Section 8.04.     Trustee's Disclaimer..................................................................  28
         Section 8.05.     Notice of Event of Defaults...........................................................  28
         Section 8.06.     Reports by Trustee to Holders.........................................................  28
         Section 8.07.     Compensation and Indemnity............................................................  28
         Section 8.08.     Replacement of Trustee................................................................  29


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
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
         Section 8.09.     Successor Trustee by Consolidation, Merger or Conversion..............................  30
         Section 8.10.     Eligibility; Disqualification.........................................................  30
         Section 8.11.     Preferential Collection of Claims Against Company.....................................  30
         Section 8.12.     Paying Agents.........................................................................  30

                                    ARTICLE 9
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.01.     Amendments............................................................................  31
         Section 9.02.     Compliance with Trust Indenture Act...................................................  31
         Section 9.03.     Revocation and Effect of Consents.....................................................  31
         Section 9.04.     Notation on or Exchange of Notes......................................................  32
         Section 9.05.     Trustee to Sign Amendments, etc.......................................................  32

                                   ARTICLE 10
                       DISCHARGE OF INDENTURE; DEFEASANCE

         Section 10.01.    Discharge of Indenture................................................................  33
         Section 10.02.    Legal Defeasance......................................................................  33
         Section 10.03.    Conditions to Defeasance..............................................................  33
         Section 10.04.    Deposited Money and U.S. Government Obligations to Be Held in Trust;
                           Other Miscellaneous Provisions........................................................  34
         Section 10.05.    Reinstatement.........................................................................  35
         Section 10.06.    Moneys Held by Paying Agent...........................................................  35
         Section 10.07.    Moneys Held by Trustee................................................................  35

                                   ARTICLE 11
                             SUBORDINATION OF NOTES

         Section 11.01.    Notes Subordinated to Senior Indebtedness.............................................  36
         Section 11.02.    Payment Over of Proceeds upon Dissolution, Etc........................................  36
         Section 11.03.    Suspension of Payment when Senior Indebtedness in Default.............................  37
         Section 11.04.    Refrain From Taking Action............................................................  37
         Section 11.05.    Subrogation to Rights of Holders of Senior Indebtedness...............................  38
         Section 11.06.    Trustee's Relation to Senior Indebtedness.............................................  39
         Section 11.07.    Provisions Solely to Define Relative Rights...........................................  39
         Section 11.08.    Trustee to Effectuate Subordination...................................................  39
         Section 11.09.    Notice to Trustee.....................................................................  40
         Section 11.10.    Reliance on Judicial Order or Certificate of Liquidating Agent........................  40
         Section 11.11.    Rights of Trustee as a Holder of Senior Indebtedness;
                           Preservation of Trustee's Rights......................................................  41
         Section 11.12.    Article Applicable to Paying Agents...................................................  41
         Section 11.13.    No Suspension of Remedies.............................................................  41


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
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                                   ARTICLE 12
                                  MISCELLANEOUS

         Section 12.01.    Trust Indenture Act Controls..........................................................  41
         Section 12.02.    Notices...............................................................................  41
         Section 12.03.    Communications by Holders with Other Holders..........................................  42
         Section 12.04.    Certificate and Opinion as to Conditions
                           Precedent.............................................................................  43
         Section 12.05.    Statements Required in Certificate and Opinion........................................  43
         Section 12.06.    When Treasury Notes Disregarded.......................................................  43
         Section 12.07.    Rules by Trustee and Agents...........................................................  44
         Section 12.08.    Business Days; Legal Holidays.........................................................  44
         Section 12.09.    Governing Law.........................................................................  44
         Section 12.10.    No Adverse Interpretation of Other Agreements.........................................  44
         Section 12.11.    No Recourse Against Others............................................................  44
         Section 12.12.    Successors............................................................................  45
         Section 12.13.    Multiple Counterparts.................................................................  45
         Section 12.14.    Table of Contents, Headings, etc......................................................  45
         Section 12.15.    Separability..........................................................................  45


EXHIBITS

Exhibit A.        Form of Note..................................................................................  A-1

                              CROSS-REFERENCE TABLE

  TIA                                                                  Indenture
Section                                                                 Section
-------                                                                 -------

310(a)(1)...................................................................8.10
      (a)(2)................................................................8.10
      (a)(3)................................................................N.A.
      (a)(4)................................................................N.A.
      (b)............................................................8.08; 12.02
      (b)(1)................................................................8.10
      (b)(9)................................................................8.10
      (c)...................................................................N.A.
311(a)..................................................................... 8.11
      (b)...................................................................8.11
      (c)...................................................................N.A.
312(a)..................................................................... 2.05
      (b)..................................................................12.03
      (c)..................................................................12.03
313(a)..................................................................... 8.06
      (b)(1)................................................................8.06
      (b)(2)................................................................8.06
      (c)..................................................................12.02
      (d).................................................................. 8.06
314(a).................................................................... 12.02
      (b)..................................................................12.02
      (c)(1)........................................................12.04; 12.05
      (c)(2)........................................................12.04; 12.05
      (c)(3)................................................................N.A.
      (d)...................................................................N.A.
      (e)..................................................................12.05
      (f)...................................................................N.A.
315(a)................................................................8.01; 8.02
      (b)............................................................8.05; 12.02
      (c).................................................................. 8.01
      (d).......................................................6.05; 8.01; 8.02
      (e).................................................................. 6.11
316(a) (last sentence).....................................................12.06
      (a)(1)(A).............................................................6.05
      (a)(1)(B).............................................................6.04
      (a)(2)................................................................9.01
      (b) 6.07..............................................................6.07
      (c)...................................................................9.03
317(a)(1)...................................................................6.08
      (a)(2)................................................................6.09
      (b)...................................................................8.12
318(a).....................................................................12.01

                            N.A. means Not Applicable
--------------------

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE, dated as of __________, 1997, between SUBMICRON SYSTEMS CORPORATION, a Delaware corporation, as Issuer (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 8% Convertible Subordinated Notes due March 26, 2002 (the "Notes").

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01.     Definitions.

                  "Act" means the Securities Act of 1933, as amended.

                  "Affiliate" of any specified Person means any other Person which, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

                  "Aggregate 8% Notes" means, at any date, the aggregate principal amount outstanding on such date of the Notes and the Original Notes.

                  "Approval Date" means the earlier of (i) the date the Company definitively determines that stockholder approval of the issuance by the Company of the Conversion Shares underlying all of the Notes is not required by the principal national securities exchange or market on which the Company's Common Stock is traded or (ii) the day immediately following the date the stockholders of the Company approve the issuance of the Conversion Shares pursuant to Section 9(a) of the Purchase Agreement.

                  "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Board of Directors" means the board of directors of the Company or any committee authorized to act therefor.

                  "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company and to be in full force and effect, and delivered to the Trustee.

                  "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

                  "Closing Bid Price" means (i) the last reported sale price, on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, including the Nasdaq National Market, or (ii) the closing bid price of the Common Stock as reported by the Nasdaq Small Cap Market, or (iii) if the Common Stock is not traded on a national securities exchange or Nasdaq, the closing bid price of the Common Stock as reported by the National Quotation Bureau, Inc.

                  "Common Stock" of the Company means the Company's Common Stock, par value $.0001 per share.

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

                  "Company Request" means any written request signed in the name of the Company by any two of the following: the Chief Executive Officer; the President; any Vice President; the Chief Financial Officer; the Treasurer; or the Secretary or any Assistant Secretary (but not both the Secretary and any Assistant Secretary) of the Company.

                  "Conversion Termination Date" means 5:00 p.m., New York City Time, on the earlier of (i) the Maturity Date (or such later date as all outstanding principal and accrued and unpaid interest under this Note is paid in full) or (ii) the business day immediately preceding the Redemption Date.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 114 West 47th Street, New York, New York 10036.

                  "Default Rate" means 16% per annum as to Events of Default under Sections 6.01(d), (e) or (g), and 10% per annum as to an Event of Default under Section 6.01(f).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Indenture" means this Indenture, as amended, restated or supplemented from time to time.

                  "Interest Payment Date" means the last day of each of the months of March, June, September and December, commencing ___________________.

                  "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee.

                  "Maturity Date" means March 26, 2002.

                  "Money Borrowed" means indebtedness evidenced by bonds, debentures notes or similar instruments, provided that such obligations have been secured by a substantial amount of the assets of the Company or any material subsidiary of the Company.

                  "Notes" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

                  "Officer" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company or a Guarantor, or any other officer designated by the Board of Directors, as the case may be.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, the Controller or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

                  "Opinion of Counsel" means a written opinion from legal counsel which counsel is reasonably acceptable to the Trustee.

                  "Original Notes" means the Company's 8% Convertible Subordinated Notes due March 26, 2002 issued pursuant to the Purchase Agreement.

                  "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an Event of Default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Senior Indebtedness.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "Purchase Agreement" means the Subordinated Note and Preferred Stock Purchase Agreement effective March 26, 1997 among the Company and the persons named on Schedule 1 thereto.

                  "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                  "Redemption Price" means (i) 100% of the principal amount of the Note then outstanding and called for redemption and (ii) accrued interest on such Note unpaid as of the Redemption Date.

                  "Registration Date" means the date upon which the Conversion Shares first become saleable under the Act, whether pursuant to Rule 144(k) of the Act or any successor provision, an effective Registration Statement which covers the Exchange Notes of the Holder or would have covered such Exchange Notes had the Holder participated in the Exchange Offer (if such Registration Statement also permits the sale of the Conversion Shares), or an effective Registration Statement covering the resale of the Conversion Shares.

                  "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" (i) indebtedness consisting of the principal of, premium, if any, interest on and any fees, charges and expenses relating to, (A) Money Borrowed, or (B) the deferred purchase price of any business, properties or assets acquired by the Company or any of its subsidiaries from any third party, or (C) secured by any mortgage, security interest, lien, pledge or encumbrance upon property of the Payor or any of its subsidiaries; (ii) guarantees, direct or indirect, of any indebtedness referred to in clause (i) above; and (iii) all renewals, replacements, extensions, refundings, amendments, modifications, or increases of any indebtedness referred to in clause (i) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

                  "Trust Officer" when used with respect to the Trustee, means any officer or assistant officer of the Trustee assigned to the Corporate Trust Administration department or similar department performing corporate trust work of the Trustee or any successor to such department or, in the case of a successor Trustee, any officer of such successor Trustee performing corporate trust functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "U.S. Government Obligations" means (i) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

Section 1.02.     Other Definitions.

                  The definitions of the following terms may be found in the sections indicated as follows:

Term                                                              Defined in Section
----                                                              ------------------

"Business Day"....................................................         13.08
"Conversion Price"................................................          7.01
"Event of Default"................................................          6.01
"Future Adjustments"..............................................          7.03
"Legal Defeasance"................................................         10.02
"Legal Holiday"...................................................         13.08
"Nominees"........................................................          4.02
"Paying Agent"....................................................          2.03
"Purchase Date"...................................................          4.10
"Registrar".......................................................          2.03
"Representative"..................................................          4.02
"Subordinated Securities".........................................         11.02

Section 1.03.     Incorporation by Reference of Trust
                  Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Notes.

                  "indenture securityholder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor on the indenture securities" means the Company or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04.     Rules of Construction.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c)      "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) words used herein implying any gender shall apply to every gender; and

                  (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subdivision, unless expressly stated otherwise.


                                   ARTICLE 2.

                                    THE NOTES


Section 2.01.     Dating; Incorporation of Form in Indenture.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company may use "CUSIP" numbers in issuing the Notes. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication.

Section 2.02.     Execution and Authentication.

                  The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant Secretary of the Company. Such signatures may be either manual or facsimile. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at anytime thereafter, the Note shall be valid nevertheless.

                  A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount of up to $8,692,028 upon a Company Request. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof unless otherwise permitted by the Company as set forth in a Company Request.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same right as the Trustee in dealing with the Company or an Affiliate.

Section 2.03.     Registrar and Paying Agent.

                  The Company shall appoint a registrar, which shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), and a paying agent, which shall maintain an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent"),and shall maintain an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

                  The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation pursuant to
Section 8.07. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.     Paying Agent to Hold Money in Trust.

                  On or before each due date of the principal of and interest on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may, at any time during the continuance of any Event of Default constituting the nonpayment of principal of or interest on the Notes, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05.     Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each January 1 and July 1 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, including the aggregate principal amount of Notes held by each such Noteholder.

Section 2.06.     Transfer and Exchange.

                  When a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney, duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Company shall issue and execute and the Trustee shall authenticate Notes at the Registrar's request. Any exchange or transfer shall be without any service charge to the Noteholder, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.09 or 3.06 hereof to the extent such new Note is registered in the name of the Holder in which the Note tendered for redemption in part was registered. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

                  Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

Section 2.07.     Replacement Notes.

                  If a mutilated Note is surrendered to the Registrar or Trustee, or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken and of the ownership thereof, the Company, at its sole expense, shall issue and the Trustee shall authenticate a replacement Note. Any substitute Note so issued shall be in the same outstanding principal amount as the Original Note and dated the date to which interest shall have been paid on the Original Note, or if no interest shall have yet been paid, dated the date of the Original Note. In the case of destruction, loss or theft, an indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the

Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Trustee may charge the Company for its expenses (including reasonable attorneys' fees and expenses) in replacing a Note. Every substitute
Note issued pursuant to the provisions of this Section 2.07 shall constitute an additional contractual obligation of the Company, whether or not the Original Note shall be found at any time, or be enforceable by anyone.

Section 2.08.     Outstanding Notes.

                  Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

                  If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

                  If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of and all accrued interest on Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

                  Subject to Section 12.06, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

Section 2.09.     Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, benefits and privileges, of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

Section 2.10.     Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and retain or, upon written request of the Company, may destroy (subject to the record-retention requirements of the Exchange Act) or return to the Company in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation and if such Notes are destroyed, deliver a certificate of destruction to the Company unless the Company instructs the Trustee in writing to deliver the Notes to the Company. Subject to Section
2.07 hereof, the Company may not issue new Notes to replace Notes in respect of which it has previously paid all principal and interest accrued thereon, or delivered to the Trustee for cancellation.

Section 2.11.     Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The Company may pay principal and interest due under the Notes by Company check. A Holder must surrender the Note to the Company to receive payment of the principal amount of the Note.

Section 2.12.     CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number(s), and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify in writing the Trustee of any such CUSIP number used by the Company in connection with the Notes and any change in such CUSIP number.

Section 2.13.  Maintenance of Office or Agency.

         The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the address of the Trustee as set forth in Section 13.02.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 12.02 as such office of the Company.


                                   ARTICLE 3.

                                   REDEMPTION


Section 3.01.     Optional Redemption.

                  On not less than fifteen (15) days prior notice, given in accordance with Section 3.03, at any time if, and only if, the Approval Date shall have accrued on or prior to the Redemption Date, the Company may call for redemption all or any portion of the Notes then outstanding for the Redemption Price.

Section 3.02.     Selection by Trustee of Notes to Be Redeemed.

                  In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, on either a pro rata basis or by lot, or such other method as it shall deem fair and appropriate. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations in integral multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.     Notice of Redemption.

                  At least 15 days before the Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by registered or certified mail to a Holder's last address as it shall appear on the register maintained by the Registrar of the Notes. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

                  The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state: (i) the principal amount of the Notes to be redeemed, (ii) the Redemption Price, (iii) the Redemption Date, (iv) the place where the Notes shall be delivered and the Redemption Price paid, (v) that the right to convert the Note shall have terminated as of the business day immediately preceding the Redemption Date, (vi) the name and address of the Paying Agent and (vii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

                  No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption, except as to a Holder (a) to whom notice was not mailed or (b) whose notice was materially defective. An affidavit by an Officer at the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 3.04.     Effect of Notice of Redemption.

                  Once the notice of redemption described in Section 3.03 is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, provided that if the Redemption Date is after an interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05.     Deposit of Redemption Price.

                  On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  On and after any Redemption Date, if money sufficient to pay the Redemption Price of the Notes called for redemption shall have been made available in accordance with the preceding paragraph and payment thereof is not prohibited pursuant to the terms of this Indenture, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive, upon surrender of such Notes, payment of the Redemption Price. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06.     Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.



                                   ARTICLE 4.

                                    COVENANTS


Section 4.01.     Payment of Notes.

                  The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law) and overdue interest, to the extent lawful, at the applicable Default Rate.

Section 4.02.     Bond Representation.

                  Upon the expiration of the term of either director of the Company who was elected as a director of the Company upon the agreement of the Company and the Representative (as defined below) (each, a "Nominee" and together, "Nominees"), (i) if more than 50% of the principal amount of the Aggregate 8% Notes remains outstanding at the expiration of such term, or was outstanding at any time within the six-month period prior to the end of such term, the Company will, at the request of the Representative and such Nominee, nominate such Nominee, or another Nominee mutually agreeable to the Company and the Representative, for reelection as a director of the Company, and (ii) if more than

25% but not more than 50% of the principal amount of the Aggregate 8% Notes remains outstanding at the expiration of such term or was outstanding at any time within the six-month period prior to the end of such term, the Company will, if at such time the Nominee is the sole Nominee serving on the Board of Directors, at the request of the Representative and such Nominee, nominate such Nominee or another Nominee mutually agreeable to the Company and the Representatives for reelection as a director of the Company. Notwithstanding anything in this Section 4.02 to the contrary, the foregoing obligations of the Company are subject to the Nominees agreeing, in writing, prior to service on the Board, that such Nominee will resign as a director of the Company effective on the later to occur of (i) the first anniversary of the date of election or
(ii) the date that is six months following the date more than 50% of the original aggregate principal amount of the Aggregate 8% Notes is no longer outstanding for any reason, and that the other nominee will so resign effective on the later to occur of (x) the first anniversary of the date of election or
(y) the date that more than 25% of the original aggregate principal amount of the Aggregate 8% Notes is no longer outstanding for any reason. For purposes of this Section 4.02, the term "Representative" shall mean that person designated by the holders of more than 50% of the outstanding principal amount of the Aggregate 8% Notes as the Representative of the holders for purposes of this
Section 4.02. If the Representative is a Holder or a holder of an Original Note or an affiliate of a Holder or a holder of an Original Note, and at any time after his designation, the Representative (if he is a Holder or a holder of an Original Note) or such Holder or holder of an Original Note (if the Representative is an affiliate of a Holder or a holder of an Original Note) shall no longer hold a Note, or an Original Note, the holders of the aggregate 8% Note shall designate a new Representative. If a Representative is not designated as aforesaid, the Representative shall be the holder of the largest of principal outstanding amount of the Aggregate 8% Notes at the time the Nominees are required to be so designated.

                                   ARTICLE 5.

                              SUCCESSOR CORPORATION


Section 5.01.     Successor Person Substituted.

                  Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES


Section 6.01.     Events of Default.  The following shall be Events of Default:

                  (a) The liquidation, dissolution or winding up of the Company or any vote in favor thereof by the Board of Directors and stockholders of the Company without making provision for the payment in full of the Notes in accordance with their terms; or

                  (b) The Company shall make an assignment for the benefit of creditors, or shall file with a court of competent jurisdiction an application for the appointment of a receiver for itself or a material part of its assets, or shall commence a voluntary case or proceeding under any provision of the Bankruptcy Law or any other federal or state statute affording relief to debtors or shall in any manner consent to the filing against it of an involuntary case or proceeding under any such law; or there shall be commenced against the Company an involuntary case or proceeding under any such federal or state statute or there shall be filed against the Company, without the consent of Company, any application under any such federal or state statute for the appointment of a receiver for itself or a material part of its assets which case, proceeding or application is not dismissed or withdrawn within sixty (60) days of commencement or filing thereof as the case may be; or

                  (c) The sale by the Company of all or substantially all of its assets (other than the sale of inventory in the ordinary course of business), or the merger or consolidation by the Company with or into another corporation, except for such mergers where the Company is the surviving entity or in which the surviving entity in such merger or consolidation expressly assumes and agrees to pay all of the obligations of the Company under all of the Notes; or

                  (d) The failure by the Company to pay when due (other than in connection with an acceleration of principal and interest due under the Notes) the principal of, or accrued interest under all Notes, as and when the same shall become due and payable; or

                  (e) The Company or any of its subsidiaries shall default in the payment when due (after any grace period provided therefor) of the principal of, or interest on, any institutional indebtedness of Company or any such subsidiary with an aggregate principal amount in excess of $250,000 (whether such principal or interest shall become due at scheduled maturity, by required prepayment, by acceleration, by demand or otherwise); or

                  (f) If the Approval Date has not occurred by January 31, 1998; or

                  (g) The failure by the Company to comply in any material respect with Sections 9(a), 9(b), 9(c) or 9(d) of the Purchase Agreement; provided, however, that an Event of Default under this Section 6.01(7) for failure of the Company to use its best efforts shall be deemed cured upon the date the event for which the Company was to use its best efforts to cause to occur shall actually occur.

                  The Company shall promptly provide each Holder with written notice after the occurrence of any Event of Default known by the Company setting forth the facts constituting such Event of Default.

At the Company's request, the Trustee shall give such written notice to the Holders in the Company's name and at the Company's expense.

                  Subject to the provisions of Sections 8.01 and 8.02, the Trustee shall not be charged with knowledge of any Event of Default, or any event with the giving of notice or passage of time or both would constitute an Event of Default, unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office by the Company or any other Person.

Section 6.02.     Acceleration.

                  If an Event of Default set forth in Sections 6.01(d), (e), (f) or (g) hereof shall occur and continue for five (5) days, whether or not the holders shall (if permitted hereunder) declare the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon, to be immediately due and payable, and whether or not such Event of Default occurs after the occurrence of any other Event of Default described in Section 6.01 hereof, then interest shall begin to accrue, at the applicable Default Rate, on the outstanding principal balance of the Notes from the date of such Event of Default to the earlier of (i) the date of payment in full of the outstanding principal of the Notes and all accrued and unpaid interest hereunder or (ii) the date the Event of Default is cured.

                  If an Event of Default pursuant to clauses (a), (b), (c), (d),
(e) or (f) hereof shall occur and, other than with respect to clauses (a), (b),
(e) or (f) shall continue uncured for five (5) days, and at any time thereafter, while such event is continuing, then subject to Section 6.03, 6.04 and 6.05, the Trustee, by notice to the Company, or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare the unpaid principal amount of the Notes, together with accrued interest (including interest at the applicable Default Rate calculated as provided aforesaid in this Section 6.01) thereon, to be immediately due and payable, whereupon the same shall be forthwith due and payable.

Section 6.03.     Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults and Events of Default.

                  Subject to Sections 6.03 and 10.03 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any Event of Default (including, after receipt by the Company of a notice of acceleration but before a judgment based on such acceleration is obtained by the Trustee, the right to rescind or annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal or interest that have become due by reason solely of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree) or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Event of Default shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 6.05.     Control by Majority.

                  The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.     Limitation on Suits.

         Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

         (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.     Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.     Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in Section 6.01(d) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest calculated at the applicable Default Rate to the extent that payment of such interest is lawful, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including all sums due and owing to the Trustee pursuant to Section 8.07.

Section 6.09.     Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its reasonable charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10.     Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST:  to the Trustee for amounts due under Section 8.07 hereof;

         SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

         THIRD:   to the Company.

                  The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. The Trustee shall give the Company prior notice of any such record date and payment date; provided, however, that the failure to give any such notice shall not affect the establishment of such record date or payment date or any payment to Noteholders pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12.     Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                   ARTICLE 7.

                                   CONVERSION


Section  7.01.    Conversion of Notes into Common Stock.

                  (a) Subject to the terms and provisions of this Indenture, at the option of the Holder thereof, any Note or any principal amount thereof then outstanding may, at any time after the Approval Date and until the Conversion Termination Date, be surrendered for conversion into shares of Common Stock in accordance with Section 7.01(f) (the "Conversion Shares") at the Conversion Price hereinafter provided (the "Optional Conversion"). In the event a Note is redeemed in part, the Conversion Termination Date with respect to such partial redemption shall only apply to the principal amount of the Note which is called for redemption.

                  (b) Subject to the terms and provisions of this Indenture, if at any time the Closing Bid Price of the Company's Common Stock is at least $5.10 per share (as such price shall be adjusted from time to time pursuant to Sections 7.03(a), 7.03(b) or 7.03(c) to the same extent and in the same relative proportion as the Conversion Price), for a period of twenty (20) consecutive trading days (provided that the Approval Date shall have occurred on or before such twentieth day), then the Holder shall, if notice is given pursuant to subsection 7.01(d) below, be required to convert (the "Mandatory Conversion") the outstanding principal amount of the Holder's Notes as of the date such Notes are surrendered for conversion into Conversion Shares at the Conversion Price in effect on the last trading day of the 20-day period referred to above (such day hereinafter referred to as the "Trigger Date"). As of the Trigger Date, such Holders shall have no further rights under this Indenture or under the Notes (including, without limitation, any rights under Article 7 of this Indenture), except as provided in subsection 7.01(d) or 7.01(e) below.

                  (c) To convert a Note, in whole or in part in connection with an Optional Conversion after the Approval Date, a Holder shall surrender the Note to the Company during usual business hours at the Company's principal executive office, accompanied by written notice to the Company in form reasonably satisfactory to the Company, of the Holder's intention to convert, stating the portion of the Note that is to be converted and the name and address of each person in whose name a share or shares of Common Stock issuable upon such conversion is to be registered. When surrendered for conversion in connection with an Optional Conversion, the Note shall, unless the shares issuable on conversion are to be issued in the same name as the name in which the Note is then registered, be duly endorsed, or accompanied by instruments of transfer in form reasonably satisfactory to the Company duly executed by the Holder or his or its duly authorized attorney. As promptly as practical after the surrender and giving of notice to convert as herein provided, the Company shall deliver or cause to be delivered at its office or agency maintained for that purpose to or upon written order of the Holder of the Note, certificates representing the number of fully paid and nonassessable Conversion Shares into which said Note is converted and, in the event of partial conversion, a new Note in an aggregate principal amount equal to the unconverted portion of said Note, dated as of the date to which interest has been paid, and if no interest has been paid, dated as of the date of the Note converted in part, and in all other respects identical to the Note converted. All Notes surrendered for conversion shall, if surrendered to the Company, be delivered to the Trustee for cancellation and shall be so cancelled by the Trustee.

                  (d) If there shall be a Mandatory Conversion, at the election of the Company, the Holders shall be given ten (10) days prior written notice of the date on which the Company shall effect such Mandatory Conversion (the "Mandatory Conversion Date"). On or before the Mandatory Conversion Date, the Holders shall surrender all Notes to the Company at the Company's principal executive office, together with written notice to the Company of the name and address of each person in whose name a share or shares of Common Stock issuable upon such conversion is to be registered. When surrendered for conversion upon a Mandatory Conversion, the Notes shall, unless the shares issuable on conversion are to be issued in the same name as the name in which the Notes are then registered, be duly endorsed, or accompanied by instruments of transfer in form reasonably satisfactory to the Company duly executed by the Holders or their duly authorized attorneys. On the Mandatory Conversion Date, the Company shall have prepared and ready for delivery or cause to be delivered at its office or agency maintained for that purpose to the Holders of the Notes, certificates representing the number of fully paid and nonassessable Conversion Shares into which said Notes are converted. Such Conversion Shares shall be delivered only upon receipt by the Company of the certificates for the Notes being converted. From and after the Mandatory Conversion Date, interest on the Notes will cease to accrue and the sole right of the Holders of the Notes shall be to receive the Conversion Shares and accrued and unpaid interest on the Notes up to the Mandatory Conversion Date. All Notes surrendered for conversion shall, if surrendered to the Company, be delivered to the Trustee for cancellation and shall be so cancelled by the Trustee.

                  (e) Upon either an Optional Conversion or a Mandatory Conversion, the Company shall pay to the Trustee on behalf of the Holder or Holders whose Notes are converted, any unpaid interest accrued on the converted portion of the Note through the date of conversion. If a Note is surrendered for conversion during the period from the close of business on any Interest Payment Record Date to the opening of business on the succeeding Interest Payment Date, the Holder must surrender the Note accompanied by payment by check or other method reasonably acceptable to the Company of an amount equal to the interest payable from the date of conversion to such Interest Payment Date; provided, however, that no such payment need be made if there shall exist at the time of conversion an Event of Default in the payment of interest on the Notes.

                  (f) Upon conversion as provided herein, the Note (or any Note(s) issued upon transfer or exchange) shall convert into such number of shares of Common Stock equal to the outstanding principal amount of said Note or portion thereof which is being converted, divided by $3.70 (the "Conversion Price"); provided, however, that the Conversion Price shall be adjusted to an amount equal to the greater of (i) $2.50 per share (as adjusted from time to time pursuant to Section 7.03(c) to the same extent and in the same relative proportion as the Conversion Price) and (ii) the average Closing Bid Price for the twenty (20) consecutive trading days beginning on March 15, 1999; provided that in no event shall the adjusted Conversion Price as aforesaid be greater than the Conversion Price in effect immediately prior to such adjustment. In addition to the foregoing, the Conversion Price may be adjusted from time to time in accordance with Section 11.03 hereof; provided, however, that in no event (other than pursuant to Section 7.03(c)) shall the Conversion Price be reduced, upon any adjustment, to less than $2.50.

Section 7.02.     Reservation of Commission Shares.

                  (a) The Company covenants and agrees that it has reserved and shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuing such shares upon the conversion of the Notes, the full number of Conversion Shares then deliverable upon the conversion of the Notes then outstanding, free of preemptive rights. The Company covenants and agrees that the Conversion Shares shall, at the time of delivery of the certificates for such shares of Common Stock, be duly authorized, validly issued and fully paid and nonassessable shares of Common Stock.

                  (b) Each person in whose name any certificate for the Conversion Shares is issuable upon the conversion of a Note shall, for all purposes, be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, with respect to an Optional Conversion, the date upon which such Note was duly surrendered and notice of conversion was given in accordance with the provisions of this Note, and with respect to a Mandatory Conversion, the Mandatory Conversion Date; provided, however, that if the date of such surrender and notice is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next business day on which the stock transfer books of the Company are open.

Section 7.03.     Adjustment to Conversion Price.

                  (a) Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 7.03(c) or 7.03(e) hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of

Common Stock (other than the issuances or sales of Common Stock pursuant to rights to subscribe for such Common Stock distributed to all the stockholders of the Company) and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Conversion Price shall (until another such issuance or sale or other adjustment) be reduced to the price (calculated to the nearest full cent) determined by dividing (I) an amount equal to the sum of (A) the product of (X) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by (Y) the Conversion Price in effect on the date immediately prior to the issuance or sale of such shares, plus (B) the aggregate amount of all consideration, if any, received by the Company upon such issuance or sale, by (II) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation.

         For the purposes of any computation to be made in accordance with this
Section 11.03(a), the following provisions shall be applicable:

                  (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                  (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                  (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                  (iv) The reclassification of securities of the Company, other than shares of Common Stock, into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 7.03(a).

                  (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

         (b) Except in the case of the Company issuing rights to subscribe for shares of Common Stock to all the stockholders of the Company or issuances or sales referred to in Section 7.03(e), if the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, (i) for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such options, rights, or warrants, or (ii) without consideration, the Conversion Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of
Section 7.03(a) hereof, provided that:

                  (i) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under all the options, rights or warrants so issued shall be deemed to be issued and outstanding at the time all such options, rights or warrants were issued (without giving effect to any additional shares of Common Stock that may be issued after the date of issuance of such options, rights or warrants pursuant to future adjustments resulting from the anti-dilution provisions contained in such options, rights or warrants ("Future Adjustments")), and for a consideration equal to the minimum purchase price per share (without giving effect to any Future Adjustments) provided for in the options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of such options, rights or warrants), if any, received by the Company for the options, rights or warrants, and if no minimum price is provided in such options, rights or warrants, then the consideration shall be equal to zero; provided, however, that upon the expiration or other termination of the options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (i) (and for the purposes of subsection (v) of Section 7.03(a) hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Conversion Price then in effect shall forthwith be readjusted in such event (and also if the options, rights or warrants are exercised for a price in excess of the minimum price provided in such securities) and thereafter be the Conversion Price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised; provided, further, that no such readjustment to the Conversion Price, if any, shall affect any portion of this Note that is converted or redeemed prior to the effective date of such readjustment.

                  (ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities(without giving effect to any Future Adjustments), and for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration (without giving effect to any Future Adjustments), if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the actual conversion or exchange or termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection (b) (and for the purpose of subsection (v) of Section 7.03(a) hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Conversion Price then in effect shall forthwith be readjusted in such event (and also if the options, rights or warrants are exercised for a price in excess of the minimum price provided in such securities) and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised; provided, further, that no such readjustment to the Conversion Price, if any, shall affect any portion of this Note that is converted or redeemed prior to the effective date of such readjustment.

                  (iii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection
(i) of this Section 7.03(b), or in the price per share at which the securities referred to in subsection (ii) of this Section 7.03(b) are convertible or exchangeable, the options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

         (c) (i) In case the Company shall: (A) declare a dividend of Common Stock on its Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares of Common Stock by reclassification, stock split or otherwise, or (C) combine outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, the Conversion Price then in effect immediately prior to any such event shall be adjusted proportionately so that thereafter the Holders shall be entitled to receive upon conversion of the Notes the number of Conversion Shares which such Holders would have owned after the happening of any of the events described above had the Notes been converted immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value of the shares issuable upon conversion. An adjustment made pursuant to this Section 7.03(c) shall become effective immediately after the record date in the case of a dividend or immediately after the payment date in the event no record date is fixed to determine the stockholders entitled to receive such dividend (and readjusted back to the Conversion Price in effect prior to such adjustment if the dividend is not paid) and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (ii) In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Notes (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holders shall have the right thereafter to convert the Notes into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock of the Company for which the Notes might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                  The above provisions of this Section 7.03(c)(i) and (ii) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                  (d) In the event that the Company shall at any time prior to the conversion of all of the Notes declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its stockholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Company shall promptly thereafter give the Holder the notice set forth in Section 7.04 hereof. If the Company fails to give such notice, the Holders shall be entitled to receive, upon the conversion of the Notes, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that the Holders would have been entitled to receive at the time of such dividend or distribution. The Company shall make appropriate provisions to ensure the timely performance of the provisions of this Subsection 7.03(c).

                  (e) Notwithstanding anything contained in this Indenture to the contrary, no adjustment of the Conversion Price shall be made (i) upon the issuance of options or stock pursuant to the Company's stock plans in effect on the date of issuance of the Original Notes or subsequently approved by the Company's stockholders and the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any such option, or (ii) upon the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants or upon conversion of any outstanding convertible security, in any such case if previously issued and outstanding as of the date of issuance of the Original Notes or (iii) if the amount of such adjustment shall be less than 1% of the Conversion Price; provided, however, that in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Conversion Price.

Section 7.04.     Notices to Holders Prior to Taking Certain Types of Action.

                  (a) In case the Company proposes to take any action referred to in Section 7.03(d) above, or to effect the liquidation, dissolution or winding up of the Company, then the Company shall cause notice thereof to be mailed to the Holder, at Holder's address appearing in the Company's records (or shall cause the notice to be delivered to the Trustee which shall thereupon mail such notice to the Holders as aforesaid), at least thirty (30) days prior to the date on which the transfer books of the Company shall close or a record be taken for such stock dividend, sale or issuance or the date when such reclassification, liquidation, dissolution or winding up shall be effective, as the case may be. Neither the failure to give such notice referred to in this
Section 7.04(a) or (b) nor any defect therein or in the mailing thereof shall affect the validity of any action taken in connection with such transaction.

                  (b) Whenever the Conversion Price shall be adjusted as provided in Section 7.03 above, the Company shall forthwith deliver to the Trustee and shall file at the office designated for the conversion of the Note, a statement, signed by the Chairman of the Board, the President, any Vice President, the Treasurer or Secretary of the Company, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Company shall also cause the Trustee to deliver a notice setting forth any such adjustment to be sent by mail, first class, postage prepaid, to the Holder at its address appearing on the Note register maintained by the Trustee.

                  (c) No fractional shares of Common Stock shall be issuable upon conversion of the Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of the Note, or portion hereof, for conversion. Such payment shall be based on the Closing Bid Price of the Common Stock on the date of conversion.

Section 7.05.     Holders Not Entitled to Rights as Stockholders.

                  No Holder shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the conversion of such Holder's Note for any purpose, nor shall anything contained in this Indenture be construed to confer upon any Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matters submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive dividends or subscriptions rights or otherwise until such Holder's Note shall have been converted and the Common Stock issuable upon the conversion hereof shall have become deliverable as provided herein.

Section 7.06.     Compliance with Governmental Requirements.

                  The Company covenants that if any shares of Common Stock required to be reserved for purposes of conversion of Notes hereunder require registration with or approval of any governmental authority under any Federal or State law, or any national securities exchange, before such shares may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

Section 7.07. Payment of Taxes Upon Certificates for Shares Issued Upon Conversion.

                  The issuance of certificates for shares of Common Stock upon the conversion of Notes shall be made without charge to the converting Holders for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Notes converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Note converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.08.     Trustee's Duties with Respect to Conversion Provisions.

                  The Trustee, subject to the provisions of Section 8.1 shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or stock certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 8.1, shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Section 7.


                                   ARTICLE 8.

                                     TRUSTEE


Section 8.01.     Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, paragraphs
(a), (b), (c), (e) and (f) of this Section 8.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 8.02.     Rights of Trustee.

                  Subject to Section 8.01 hereof:

                  (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 13.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed by it with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith.

                  (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 8.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 8.10 and 8.11 hereof.

Section 8.04.     Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or any document used in connection with the sale of the Notes other than its certificate of authentication.

Section 8.05.     Notice of Event of Defaults.

                  If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default constituting a default in payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 8.06.     Reports by Trustee to Holders.

                  If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a); provided that no such report need be transmitted if no such events listed in TIA Section 313(a) have occurred within such period. The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

                  A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 8.07.     Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such reasonable compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claim, liability, reasonable expense (including but not limited to reasonable attorneys' fees and expenses) or taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Company in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.

                  Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company in this Section 8.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee in its capacity as such, except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Company under this Section 8.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and shall survive the satisfaction and discharge of this Indenture, including the termination or rejection hereof in any bankruptcy proceeding to the extent permitted by law.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(b) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  For purposes of this Section 8.07, the term "Trustee" shall include any trustee appointed pursuant to Article 10.

Section 8.08.     Replacement of Trustee.

                  The Trustee may resign by so notifying the Company in writing, such resignation to become effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

                  (1)      the Trustee fails to comply with Section 8.10 hereof;

                  (2)      the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 8.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
8.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company's obligations under Section
8.07 hereof shall continue for the benefit of the retiring Trustee.

Section 8.09. Successor Trustee by Consolidation, Merger or Conversion.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, subject to Section 8.10 hereof, the successor corporation or national banking association without any further act shall be the successor Trustee.

Section 8.10.     Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1); provided that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Company or the Guarantors are outstanding if the requirements for exclusion set forth in TIA
Section 310(b)(1) are met.

Section 8.11.     Preferential Collection of Claims Against
                  Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 8.12.     Paying Agents.

                  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 8.12:

                  (1) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

                  (2) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (3) that it will give the Trustee written notice within three
         (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.


                                   ARTICLE 9.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 9.01. Amendments. No amendment, modification or waiver of any provision of this Indenture, and no consent to departure from performance or compliance with any such provision, shall in any event be effective unless the same is in writing and signed by the Holders of 51% or more in the aggregate principal amount of Notes at the time outstanding, except that no such amendment may (a) extend the Maturity Date of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time or payment of interest thereon, without the consent of the Holder of each of the Notes so affected; (b) modify the provisions of the Notes with respect to the subordination of the Notes in a manner adverse to the Holders thereof or alter the provisions in respect of the right to convert the Notes, without the consent of the Holders of 100% in aggregate principal amount of Notes at the time outstanding; or (c) reduce the aforesaid percentage of Notes, the consent of the Holders of which is required for any amendment, without the consent of the Holders of 100% in aggregate principal amount of Notes at the time outstanding. Notwithstanding the foregoing, however, the Company, when authorized by a Board Resolution, and the Trustee may modify, waive, amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder: (1) to cure any ambiguity, defect or inconsistency, or to make any other change that does not materially and adversely affect the rights of any Noteholder; (2) to make any other change that does not adversely affect in any material respect the rights of any Noteholders hereunder; or (3) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes.

         The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 9.02.     Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.03.     Revocation and Effect of Consents.

                  Until a modification, amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the modification, amendment, supplement, waiver or other action becomes effective.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any modification, amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such modification, amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

                  After a modification, amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (a) through (c) of Section 9.01 hereof. In that case, the modification, amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 9.04.     Notation on or Exchange of Notes.

                  If a modification, amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such modification, amendment, supplement or waiver.

Section 9.05.     Trustee to Sign Amendments, etc.

                  The Trustee shall sign any modification, amendment, supplement or waiver authorized pursuant to this Article 9 if the modification, amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such modification, amendment, supplement or waiver, the Trustee shall be entitled to receive and, subject to Section 8.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such modification, amendment, supplement or waiver is authorized or permitted by this Indenture and such supplemental indenture constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms (subject to customary exceptions). The Company may not sign a modification, amendment or supplement until the Board of Directors of the Company approves it.

                                   ARTICLE 10.

                       DISCHARGE OF INDENTURE; DEFEASANCE


Section 10.01.    Discharge of Indenture.

                  The Company may terminate its obligations under the Notes and this Indenture, except the obligations referred to in the last paragraph of this
Section 10.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.07 hereof) and the Company has paid all sums payable by it hereunder or deposited all required sums with the Trustee.

                  After such delivery the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified below.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 2.07, 8.07, 10.04, 10.05 and 10.07 hereof shall survive.

Section 10.02.    Legal Defeasance.

                  The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes on the date the conditions set forth in Section 10.03 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 10.05 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in
Section 10.03 hereof and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and 2.13 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 8.07 hereof) and (D) this
Article 10.

Section 10.03.    Conditions to Defeasance.

                  The following shall be the conditions to application of
Section 10.02 hereof to the outstanding Notes:

                  (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10 hereof who shall agree to comply with the provisions of this Article 10 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (iii) combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and accrued interest on the outstanding Notes at the maturity date of such principal or interest, or on dates for payment and redemption of such principal and interest selected in accordance with the terms of this Indenture and of the Notes;

                  (b) no Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (c) such Legal Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

                  (d) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

                  (e) in the case of an election under Section 10.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance under Section 10.02 above have been complied with; and

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (a) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others.

Section 10.04.    Deposited Money and U.S. Government
                  Obligations to Be Held in Trust; Other
                  Miscellaneous Provisions.

                  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 10.03 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and accrued interest, but such money need not be segregated from other funds except to the extent required by law. The Trustee shall be under no duty to invest such money or U.S. Government Obligations.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 10.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 10 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 10.03 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance.

Section 10.05.    Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.02 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 10 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section
10.01 hereof; provided, however, that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 10.06.    Moneys Held by Paying Agent.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 10.03 hereof, to the Company, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 10.07.    Moneys Held by Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of or interest on such Note shall have respectively become due and payable shall be repaid to the Company upon Company Request, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Noteholders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another person.


                                   ARTICLE 11.

                             SUBORDINATION OF NOTES


Section 11.01.    Notes Subordinated to Senior Indebtedness.

                  The payment of the principal of and accrued interest on the Notes is hereby expressly subordinated in right of payment, in the manner and to the extent hereinafter expressly set forth, to the prior payment in full of all Senior Indebtedness (as hereinafter defined), whether outstanding on the date hereof or hereafter created, incurred or assumed. The Holders, by their acceptance of the Notes, agree to and shall be bound by the provisions hereof.

Section 11.02.    Payment Over of Proceeds upon Dissolution, Etc.

                  In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company, whether in cash or kind, upon any dissolution, winding up, liquidation, readjustment or reorganization of the Company or its property, whether in bankruptcy, insolvency or receivership proceedings or at execution sale or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, the Company and the Holders, by their acceptance of the Notes, agree that:

                  (a) The holders of all Senior Indebtedness shall first be entitled to receive payment in full, in accordance with the terms of such Senior Indebtedness, of the principal thereof and interest thereon, before the Holders or the Trustee on their behalf shall be entitled to receive any payment on account of the principal of, or interest on, the Notes.

                  (b) The Holders assign to the holders of Senior Indebtedness for the purposes and to the extent set forth in this Section 11.02, all the Holders' right, title and interest to and in any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment or distribution of which is subordinate, at least to the extent provided in this Article 11 with respect to the Notes, to the payment in full of the principal of, and interest on all Senior Indebtedness to which the Holders would be entitled except for the provisions of this Section 11.02(b) ("Subordinated Securities"). The Holders authorize and direct the Company (or any receiver, trustee in bankruptcy, liquidating trustee or agent or other Person acting for the Company) to take such steps as may be reasonably necessary or appropriate to entitle the holders of Senior Indebtedness to receive such payment or distribution from the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, ratably according to the aggregate amounts remaining unpaid on the Senior Indebtedness held by each such holders, all to the extent necessary to provide for payment in full of the principal of, and interest on, all Senior Indebtedness, in accordance with the terms of such Senior Indebtedness, but prior to any payment of principal of, or interest on, the Notes, and in connection therewith and for such purpose, the holders of the Senior Indebtedness are hereby authorized and permitted to assert, file, prosecute and vote any claim or other interest on account of the Notes which may be required in order to seek and obtain payment on account of the Notes under the circumstances described in this Section 11.02; and

                  (c) In the event that, notwithstanding the provisions of
Section 11.02(b) hereof, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Subordinated Securities), shall be received by any Holder or by the Trustee on such Holder's behalf before the payment in full of the principal of and interest on Senior Indebtedness in accordance with the terms of such Senior Indebtedness, such payment of distribution shall be held in trust for the benefit of, and shall be paid over to, the holders of Senior Indebtedness, ratably according to the aggregate amount remaining unpaid on such Senior Indebtedness held by each such holder, to the extent necessary to pay in full the principal of and interest on such Senior Indebtedness, in accordance with the terms of such Senior Indebtedness.

Section 11.03.    Suspension of Payment when Senior Indebtedness in Default.

                  The Company shall not make any payment of the principal of, or interest on, the Notes (a) at any time when it is in default in the payment of principal of, or interest on, any Senior Indebtedness, or (b) if at the time of such payment or immediately after giving effect thereto, there shall exist any default (other than a default specified in clause (a) above) specified in any Senior Indebtedness which shall have continued uncured for the period of grace (or the period after notice), if any, specified in such Senior Indebtedness if such default shall give the holders of Senior Indebtedness the right to accelerate the maturity thereof, provided that Company shall have given the Holders written notice of the occurrence of any such default (or the Company shall have given such written notice to the Trustee on behalf of the Holders), unless and until such default shall have been cured or waived or shall have ceased to exist. Any payment of principal of, or interest on, the Notes under circumstances described in clause (a) and (b) above shall be held by the Holders, or by the Trustee, in trust for the holders of Senior Indebtedness, provided Company shall give the Holders written notice of the occurrence of any default referred to in the preceding sentence (or the Company shall give such written notice to the Trustee on behalf of the Holders).

Section 11.04.    Refrain From Taking Action.

                  Prior to the date on which the Senior Indebtedness shall have been paid in full, the Holders shall not, and the Trustee on behalf of the Holders, shall not:

                  (a) Sue for, take or receive from Company, in cash or other property or by set off or in any other manner, payment of all or any of the amounts due under the Notes; provided, however, that absent the occurrence and continuance of any default under the terms of the Senior Indebtedness, the

Holders, or the Trustee on behalf of the Holders, may receive payments of the principal when due at maturity without prepayment or acceleration (and without creating a default under the Senior Indebtedness held or agented by Corestates Bank, N.A. or any replacement lender, the absence of such default to be evidenced by the prior written acknowledgement of Corestates Bank, N.A. or its successors or such replacement lender, which acknowledgement will not be unreasonably withheld), and interest on the Notes, pursuant to the Notes.

                  (b) Foreclose or attempt to foreclose upon any of the property of Company, seek or obtain the appointment of a receiver for the Company, exercise any right or power of sale or repossession, or attempt to realize upon any portion of the property of the Company, any interest therein, seek relief from any stay imposed by the Bankruptcy Code or exercise any other right or remedy granted in connection with the Notes against the Company and/or the property of the Company.

                  (c) Pursue any other remedies at law, in equity or otherwise available to the Holders or to the Trustee in connection with the Notes against the Company and/or the property of the Company.

                  (d) Accept any casualty insurance or other insurance proceeds or condemnation award proceeds from the Company or otherwise on account of the Notes.

                  (e) Assert any demand, objection, defense and/or counterclaim (including any rights of marshalling or equitable subordination) relating to the Notes and the Senior Indebtedness, against the holders of the Senior Indebtedness.

                  Notwithstanding any provision to the contrary set forth in this Section 11.04, (a) interest at the Default Rate shall commence, and shall continue to, accrue as provided as in Section 6.02, upon the occurrence of any of the Events of Default referred in such Section; (b) the Holders and the Trustee shall not be prevented from, to the extent permitted under this Indenture, accelerating the maturity of the principal of, and accrued interest on, the Note upon or following the occurrence of an Event of Default (other than an Event of Default specified in Section 6.01(b)) during any period of one hundred eighty (180) days after written notice of the occurrence of a default specified in any Senior Indebtedness shall have been given to the Holders or to the Trustee on behalf of the Holders by Company or any holder of Senior Indebtedness, provided that only one such notice may be given to the Holders or to the Trustee on behalf of the Holders, pursuant to this clause in any one hundred twenty (120) day period and no notice may be given in respect of any such Senior Indebtedness default, the existence of which any holder of Senior Indebtedness had knowledge at the time any other notice was delivered pursuant to this clause.

Section 11.05.    Subrogation to Rights of Holders of Senior Indebtedness.

                  Subject to the payment in full of the principal of, and interest on, any Senior Indebtedness in accordance with the terms of such Senior Indebtedness, the Holders shall be subrogated to the rights of the holder or holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by the Holders or by the Trustee on behalf of the Holders but for the provisions of this Article 11, until the principal of, and interest on, the Notes shall be paid in full; it being understood that the provisions of this Article 11 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand. Except as set forth in Sections 11.02, 11.03 and 11.04, nothing in this
Article 11 or the Notes is intended to or shall impair the obligations of Company hereunder, subject to the rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything in this Indenture or in the Notes prevent the Holders or the Trustee on behalf of the Holders from exercising all remedies otherwise permitted hereunder or thereunder or by applicable law upon an Event of Default, subject, in any event, to the rights, if any, under this
Article 11 of the holders of Senior Indebtedness in respect of any payment or distribution of cash, property or securities of the Company (other than Subordinated Securities) received upon the exercise of any such remedy.

Section 11.06.    Trustee's Relation to Senior
                  Indebtedness.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

Section 11.07.    Provisions Solely to Define Relative
                  Rights.

                  The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall
(a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness (i) in any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets and liabilities referred to in Section 11.02 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or
(ii) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to such Section
11.03 hereof.

                  The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of an Event of Default hereunder.

Section 11.08.    Trustee to Effectuate Subordination.

                  Each Holder authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness may file such a claim on behalf of the Holders.

Section 11.09.  Notice to Trustee.

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, shall be entitled in all respects to assume that no such facts exist.

                  (b) Subject to the provisions of Section 8.01 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.10.    Reliance on Judicial Order or
                   Certificate of Liquidating Agent.

                  Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of
Section 8.01 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.11.    Rights of Trustee as a Holder of
                  Senior Indebtedness; Preservation
                  of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

Section 11.12.    Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee.

Section 11.13.    No Suspension of Remedies.

                  Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this
Article 10 of the holders, from time to time, of Senior Indebtedness.


                                   ARTICLE 12.

                                  MISCELLANEOUS

Section 12.01.    Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section  12.02.   Notices.

                  Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company or any Guarantor:

                  SubMicron Systems Corporation
                  6330 Hedgewood Drive, #150
                  Allentown, PA 18106
                  Attention:  Chief Financial Officer
                  Fax Number:  610-391-9412

                  Copy to:

                  Cozen and O'Connor
                  1900 Market Street
                  Philadelphia, Pennsylvania  19103
                  Attention:  Steven N. Haas, Esq.
                  Fax Number:  215-665-2013


                  If to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, New York  10036-1532
                  Attention:  Corporate Trust Administration
                  Fax Number:  212-852-1625

                  Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

                  The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given on the date so deposited in the mail, whether or not the addressee receives it.

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03.    Communications by Holders with Other Holders.

                  Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04.    Certificate and Opinion as to Conditions
                  Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05.    Statements Required in Certificate and Opinion.

                  Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06.    When Treasury Notes Disregarded.

                  In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of any of them.

Section 12.07.    Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.08.    Business Days; Legal Holidays.

                  A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.09.    Governing Law.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 12.10.    No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.11.    No Recourse Against Others.

                  No recourse for the payment of the principal of or premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director, partner, affiliate, beneficiary or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee, partner, affiliate, beneficiary or director, either directly or through the Company or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee, partner, affiliate, beneficiary or director of the Company or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee, partner, affiliate, beneficiary and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer, partner, affiliate, beneficiary or director and may be enforced by any one or all of them.

Section 12.12.    Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.13.    Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.14.    Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15.    Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, and the Company's corporate seal to be hereunto affixed and attested, all as of the date and year first written above.

                                                     SUBMICRON SYSTEMS CORPORATION



                                                     By:  -----------------------------------
                                                          Name:
                                                          Title:
ATTEST:


-----------------------------------
Name:
Title:

                                                     UNITED STATES TRUST COMPANY OF NEW YORK,
                                                     as Trustee


                                                     By: -----------------------------------
                                                         Name:
                                                         Title:

ATTEST:


-----------------------------------
Name:
Title:

                                                                       EXHIBIT A

                                                                 CUSIP__________

Number

                          SUBMICRON SYSTEMS CORPORATION

               8% CONVERTIBLE SUBORDINATED NOTE DUE MARCH 26, 2002


                  SubMicron Systems Corporation, a Delaware corporation (the "Company," which term includes any successor corporation), for value received promises to pay to ________________________ or registered assigns the principal sum of ___________________ Dollars, on March 26, 2002.

         Interest Payment Dates: March 31, June 30, September 30 and December 31, commencing March 31, 1998

         Record Dates: March 15, June 15, September 15 and December 15

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                                   SUBMICRON SYSTEMS CORPORATION

                                                   By:
                                                      --------------------------

                                                   By:
                                                      --------------------------

                                                   [SEAL]

Certificate of Authentication:
This is one of the 8% Convertible
Subordinated Notes due March 26,
2002 referred to in the
within-mentioned Indenture

Dated:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:  -----------------------------------
         Authorized Signatory

                                                                  (REVERSE SIDE)


                          SUBMICRON SYSTEMS CORPORATION

                 8% SENIOR SUBORDINATED NOTE DUE MARCH 26, 2002

1.       INTEREST.

                  SubMicron Systems Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note quarter annually on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing on ________________, at the rate of 8% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

                  In an Event of Default set forth in Sections 6.01(a), (e) or
(f) of the Indenture (as defined herein) shall occur and continue for five (5) days, whether or not the Holder shall (if permitted under the Indenture) declare the unpaid principal amount of this Note, together with accrued and unpaid interest thereon, to be immediately due and payable, and whether or not such Event of Default occurs after the occurrence of any other Event of Default described in Section 6.01 of the Indenture, then interest shall begin to accrue on the outstanding principal balance of this Note from the date of such Event of Default to the earlier of (i)the date of payment in full of the outstanding principal of this Note and all accrued and unpaid interest hereunder or (ii) the date of Event of Default is cured, at the rate of 16% per annum as to Events of Default under Sections 6.01(d), (e) or (g) and 10% per annum as to an Event of Default under Section 6.01(f) (in either event, the "Default Rate").

                  In no event shall the Holder be entitled to receive interest, however characterized, at an effective rate in excess of the maximum rate permitted by law. In the event that a court of competent jurisdiction shall finally determine that such amounts paid or agreed to be paid by the Company in connection with this Note causes the effective interest rate on this Note to exceed the maximum rate permitted by law, such interest or other consideration shall automatically be reduced to a rate which results in an effective interest rate under this Note equal to the maximum rate permitted by law over the term hereof, and, in such event, the Holder shall apply to the reduction of the unpaid principal balance of this Note any amounts received by it deemed to constitute excessive interest.

2.       METHOD OF PAYMENT.

                  The Company will pay interest on this Note provided for in Paragraph 1 above to the person who is the registered Holder of this Note at the close of business on the March 15, June 15, September 15 and December 15 preceding the applicable Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to the Company or to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address.

3.       PAYING AGENT AND REGISTRAR.

                  Initially, United States Trust Company of New York, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

 4.      INDENTURE.

                  The Company issued this Note under an Indenture dated as of __________, 1997 (the "Indenture") by and between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. This
Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

                  The Notes are general unsecured obligations of the Company limited to up to $8,692,028 aggregate principal amount and are pari passu in right of payment and obligation with the Company's 8% Convertible Subordinated Notes due March 26, 2007 issued pursuant to a Subordinated Note and Preferred Stock Purchase Agreement effective March 26, 1997.

5.       SUBORDINATION.

                  The Indebtedness represented by the Notes is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 7 below.

6.       OPTIONAL REDEMPTION.

                  The Company may redeem the Notes, in whole or in part, at any time at the Redemption Price and in the manner set forth in Article 3 of the Indenture.

7.       NOTICE OF REDEMPTION.

                  Notice of redemption will be mailed via first class mail at least 15 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.


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
8.       CONVERSION OF NOTES INTO COMMON STOCK.

                  This Note is convertible into shares of Common Stock of the Company, at the option of the Holder, at the Conversion Price then in effect in the manner and to the extent set forth in Article 7 of the Indenture. This Note is also convertible into shares of Common Stock, at the option of the Company, at the Conversion Price then in effect, in the manner and to the extent set forth in Article 7 of the Indenture.

9.       DENOMINATIONS, TRANSFER, EXCHANGE.

                  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10.      PERSONS DEEMED OWNERS.

                  The registered Holder of this Note may be treated as the owner of it for all purposes.

11.      UNCLAIMED MONEY.

                  If money for the payment of principal or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

12.      AMENDMENT, SUPPLEMENT AND WAIVER.

                  Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, including for curing any ambiguity, defect or inconsistency or making any other change that does not materially and adversely affect the rights of any Holder.

13.      SUCCESSOR ENTITY.

                  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Event of Default or event, with the giving of notice or passage of time or both, would constitute an Event of Default, exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

14.      DEFAULTS AND REMEDIES.

                  Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(b) of the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable; provided, however, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(b) of the Indenture with respect to the Company occurs, such principal amount and interest with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. The Trustee may withhold from Holders notice of any continuing Event of Default (except an Event of Default in payment of principal or interest) if it determines that withholding notice is in their interests.

15.      TRUSTEE DEALINGS WITH THE COMPANY.

                  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

16.      NO RECOURSE AGAINST OTHERS.

                  As more fully described in the Indenture, a director, officer, employee, partner, affiliate, beneficiary or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

17.      DEFEASANCE AND COVENANT DEFEASANCE.

                  The Indenture contains provisions for defeasance of the entire indebtedness on this Note upon compliance by the Company with certain conditions set forth in the Indenture.

18.      ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


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
19.      CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      GOVERNING LAW.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

                  THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
SUBMICRON SYSTEMS CORP., 6330 Hedgewood Drive, #150, Allentown, Pennsylvania 18106, Attention: Chief Financial Officer.

21.      AUTHENTICATION

                  This Note shall not be valid until the Trustee manually signs the Certificate of Authentication on the other side of this Note.

                                   ASSIGNMENT


I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)








(Print or type name, address and zip code of assignee)

and irrevocably appoint:





Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.